UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 22, 2008

IR BIOSCIENCES HOLDINGS, INC.
(Exact name of registrant specified in charter)

Delaware	033-05384	13-3301899
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

8767 E. Via De Ventura, Suite 190
Scottsdale, AZ 85258
(Address of principal executive offices) (Zip Code)

(480) 922-3926
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 19, 2008, IR BioSciences Holdings, Inc. (the “Company”), through its wholly-owned subsidiary ImmuneRegen BioSciences, Inc., approved a new employment agreement with Hal N. Siegel as Vice President and Chief Scientific Officer of the Company.  Mr. Siegel, who is also a member of the Company’s Board of Directors and has served as Vice President and Chief Scientific Officer of the Company since November, 2007, also entered into a change of control agreement with the Company.  The Effective date of these agreements is October 24, 2008 (the “Effective Date”).

Pursuant to terms of the employment agreement, Mr. Siegel will be compensated at an annual base salary of $225,000 for the first year and $247,500 for the second year.  Mr. Siegel also is entitled to a sign-on cash bonus of $20,000.  Fifty percent of the sign-on bonus ($10,000) shall be paid upon the signing of this agreement and fifty percent ($10,000) shall be paid within 90 days of signing this agreement.  Mr. Siegel will also be eligible for bonuses in the form of cash or discretionary stock awards under the Company’s stock option plan upon approval of the Company’s Board of Directors.  The employment agreement has a term of two years, subject to early termination provisions.  The Company may terminate the employment agreement at any time for cause, as defined in the employment agreement, and with 30 days notice without cause.  Mr. Siegel may terminate the employment agreement for any reason with 30 days notice.  Upon termination of Mr. Siegel’s employment by the Company without cause or constructive termination, as defined in the agreement, the Company agrees to pay to Mr. Siegel the remainder of his salary for the year or an amount equal to six months salary, whichever is greater, along with any accrued vacation at the time of the termination.  Pursuant to the terms of the employment agreement, Mr. Siegel may not compete against the Company, and he may not solicit the Company’s customers during the term of the agreement and for a period of three years following the termination of his employment agreement.  Mr. Siegel also may not disclose any confidential information regarding the Company during or within three years after his employment.

Pursuant to the terms of the change of control agreement, the Company agrees to pay Mr. Siegel his salary for a period of 18 months from the date of an involuntary termination, payable in accordance with the Company’s compensation practice.  Involuntary termination is defined as the termination of Mr. Siegel’s employment by the Company without cause or due to constructive termination at any time within one-year from a change of control event, as defined in the agreement.  The change of control agreement commences on the Effective Date and continues until the earlier of (i) the termination of Mr. Siegel’s employment with Company, if the termination is prior to a change of control or (ii) subsequent to a Change of Control Date the earlier of (x) the termination of Mr. Siegel’s employment absent involuntary termination or (y) the one-year anniversary of a change of control.

The foregoing description of the employment agreement and change of control agreement entered into by the Company and Mr. Siegel does not purport to be complete and is governed by and qualified by provisions of the actual agreements, both of which are included as exhibits to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated October 24, 2008 by and between the Company and Hal Siegel.
10.2	Change of Control Agreement dated October 24, 2008 by and between the Company and Hal Siegel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR BIOSCIENCES HOLDINGS, INC.

Date: December 22, 2008	By: /s/ Michael Wilhelm
Michael Wilhelm
President
(Duly Authorized Officer)